UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2022, the board of directors (the “Board”) of Arcimoto, Inc. (the “Company”) appointed Mark Frohnmayer as Chief Vision Officer. Mr. Frohnmayer is transitioning from the role of Chief Executive Officer. The Company and Mr. Frohnmayer intend to amend his employment agreement to reflect his new role with the Company.

Also on August 5, 2022, Jesse A. Fittipaldi, age 47, was appointed as Interim Chief Executive Officer. Mr. Fittipaldi joined the Company in May of 2015 as the Company's Business Development Lead. From June of 2017 to May 2020, Mr. Fittipaldi was Vice President of the Company and has been our Chief Strategy Officer since May 2020. He has helped build the company departments from 6 employees to over 300, supported the initial public offering, the factory buildout and vehicle production. Mr. Fittipaldi comes from the professional engineering world where he facilitated success for large institutional energy savings projects. At Oregon State University and the University of Oregon, he studied biology, engineering and philosophy and he left school before finishing to start his career.

Mr. Fittipaldi has no familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Fittipaldi and any other persons pursuant to which Mr. Fittipaldi was selected as Interim Chief Executive Officer.

There have been no transactions in which the Company has participated and in in which Mr. Fittipaldi had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Fittipaldi has a current base salary of $200,000. Mr. Fittipaldi will be eligible to receive cash bonuses to be determined by the Board and long-term incentive compensation under the Company’s equity incentive plans. Mr. Fittipaldi will also be entitled to receive all health and welfare benefits offered to other executive officers of the Company.

Also on August 5, 2022, the board of directors of the Company appointed an Executive Committee to make executive decisions during such interim period. The Executive Committee consists of Mr. Fittipaldi (Chief Executive Officer), Doug Campoli (Chief Financial Officer) and Terry Becker (Chief Operating Officer).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: August 10, 2022	By:	/s/ Jesse A. Fittipaldi
Jesse A. Fittipaldi
Interim Chief Executive Officer